Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On May 9, 2023, Aviat Networks, Inc. (“Aviat” or the “Company”) entered into a Master Sale of Business Agreement (as amended on November 30, 2023, the “Purchase Agreement”) with NEC Corporation (“NEC”), to acquire NEC’s wireless transport business (the “NEC Transaction”). The Company completed the NEC Transaction on November 30, 2023 (the “Closing Date”). Under the terms of the Purchase Agreement, consideration due at the closing of the NEC Transaction was comprised of (i) an amount in cash equal to $42.1 million, subject to certain post-closing adjustments, and (ii) the issuance of $23.4 million in Company common stock. The Company obtained permanent financing to fund the cash portion of the NEC Transaction.
The following tables set forth unaudited pro forma condensed combined financial information of Aviat and NEC’s wireless transport business for (i) the six months ended December 29, 2023 and (ii) the twelve months ended June 30, 2023. The unaudited pro forma condensed combined statements of operations give effect to the NEC Transaction as if it had occurred on July 2, 2022.
The unaudited pro forma condensed combined statement of operations for the six months ended December 29, 2023 is derived by combining the Company’s unaudited historical financial data from July 1, 2023 through December 29, 2023 (which includes one month of the historical results of operations of NEC’s wireless transport business from the Closing Date through December 29, 2023) and five months of the unaudited historical financial data of NEC’s wireless transport business from July 1, 2023 through the Closing Date. The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2023 is derived by combining the Company’s audited consolidated financial statements for the twelve months ended June 30, 2023 and the audited combined carve-out financial statements of NEC’s wireless transport business for the twelve months ended March 31, 2023. The condensed pro forma balance sheet is excluded from this Current Report on Form 8-K as the historical balance sheet included in the Company’s Quarterly Report on Form 10-Q for the six months ended December 29, 2023 already reflects the consummated transaction.
The unaudited pro forma condensed combined financial information includes estimated transaction accounting and financing adjustments (collectively, the “pro forma adjustments”) directly attributable to the NEC Transaction that are expected to have an ongoing impact on the Company. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions the Company believe are reasonable. The unaudited pro forma condensed combined financial information does not purport to represent what the results of operations and financial condition would have been had the NEC Transaction occurred as of the dates indicated, nor does it project the results of operations for any future period or the financial condition at any future date.
The unaudited pro forma condensed combined financial information should be read in connection with (i) Aviat’s audited consolidated financial statements, and the related notes thereto, and the risk factors set forth in Aviat’s Annual Report on Form 10-K for the twelve months ended June 30, 2023, (ii) Aviat’s unaudited condensed consolidated financial statements, and the related notes thereto, in Aviat’s Quarterly Report on Form 10-Q for the six months ended December 29, 2023, (iii) the audited combined carve-out abbreviated financial statements and related notes for NEC’s wireless transport business for the twelve months ended March 31, 2023, which are included as an exhibit to the Company’s Current Report on Form 8-K filed on December 1, 2023 (as amended on February 9, 2024), and (iv) the unaudited combined carve-out financial statements and related notes for NEC’s wireless transport business for the six months ended September 30, 2023, which are included in this Current Report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended December 29, 2023
(U.S. Dollars in thousands, except per share amount)

	Aviat Networks, Inc. (Historical)[1]	NEC’s Wireless Transport Business (Adjusted)[2]	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined
Revenues	$182,602	$84,977	$—		$—		$267,579
Cost of revenues	113,920	53,030	1,013	2A	—		167,963
Gross margin	68,682	31,947	(1,013)		—		99,616
Research and development	14,818	6,780	—		—		21,598
Selling and administrative	40,679	14,999	251	2B	—		55,929
Restructuring charges	2,644	—	—		—		2,644
Operating income	10,541	10,168	(1,264)		—		19,445
Other expense, net	658	1,336	—		1,578	2C	3,572
Income before income taxes	9,883	8,832	(1,264)		(1,578)		15,873
Provision for income taxes	2,988	3,895	(329)	2E	(410)	2E	6,144
Net income	$6,895	$4,937	$(935)		$(1,168)		$9,729

Net income per share of common stock outstanding:
Basic	$0.58					3A	$0.78
Diluted	$0.57					3A	$0.76
Weighted-average shares outstanding:
Basic	11,788				737	3A	12,525
Diluted	12,093				737	3A	12,830

[1]The historical results of Aviat include the results of operations of NEC’s wireless transport business for the post-acquisition period from December 1, 2023 through December 29, 2023.
[2]The historical adjusted results of NEC’s wireless transport business include the period from July 1, 2023 through November 30, 2023. See Note 1. in the accompanying notes.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the twelve months ended June 30, 2023
(U.S. Dollars in thousands, except per share amount)

	Aviat Networks, Inc. (Historical)	NEC’s Wireless Transport Business (Adjusted)	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined
Revenues	$346,593	$188,645	$—		$—		$535,238
Cost of revenues	222,422	138,117	2,431	2A	—		362,970
Gross margin	124,171	50,528	(2,431)		—		172,268
Research and development	24,908	14,551	—		—		39,459
Selling and administrative	69,842	38,649	1,781	2B 2D	—		110,272
Restructuring charges	3,012	—	—		—		3,012
Operating income	26,409	(2,672)	(4,212)		—		19,525
Other expense (income), net	3,306	(2,207)	—		2,731	2C	3,830
Income before income taxes	23,103	(465)	(4,212)		(2,731)		15,695
Provision for income taxes	11,575	—	(1,095)	2E	(710)	2E	9,770
Net income	$11,528	$(465)	$(3,117)		$(2,021)		$5,925

Net income per share of common stock outstanding:
Basic	$1.01					3A	$0.49
Diluted	$0.97					3A	$0.47
Weighted-average shares outstanding:
Basic	11,358				737	3A	12,095
Diluted	11,855				737	3A	12,592

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transaction
On May 9, 2023, the Company entered into a Master Sale of Business Agreement (as amended on November 30, 2023, the “Purchase Agreement”) with NEC Corporation (“NEC”), to acquire NEC’s wireless transport business (the “NEC Transaction”). The Company completed the NEC Transaction on November 30, 2023 (the “Closing Date”). Under the terms of the Purchase Agreement, consideration due at the closing of the NEC Transaction was comprised of (i) an amount in cash equal to $42.1 million, subject to certain post-closing adjustments, and (ii) the issuance of $23.4 million in Company common stock. The Company obtained permanent financing to fund the cash portion of the NEC Transaction.

Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of the Company and NEC’s wireless transport business and has been prepared to illustrate the effects of the NEC Transaction as if it occurred on the first date of the period presented.
The Company’s historical financial statements were prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”) and presented in U.S. Dollars (“USD”). The historical financial statements of NEC’s wireless transport business were prepared in accordance with International Financial Standards as adopted by the International Accounting Standards Board (“IFRS”) and presented in Japanese Yen (“JPY”). During the preparation of the unaudited pro forma condensed combined financial information, the Company reviewed the historical financial statements of NEC’s wireless transport business prepared under IFRS, to identify differences compared to the Company’s accounting policies in accordance U.S. GAAP. The Company did not identify any IFRS to U.S. GAAP differences that resulted in a pro forma adjustment within the unaudited pro forma condensed combined financial information presented.
The Company has made adjustments to translate the historical financial statements of NEC’s wireless transport business from JPY to USD based on applicable historical exchange rates, which may differ materially from future exchange rates. The historical financial statements of NEC’s wireless transport business have been adjusted for certain reclassifications to conform with the Company’s financial statement presentation.
The NEC Transaction was accounted for using the acquisition method of accounting. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The purchase accounting allocations in the NEC Transaction will be finalized at a later date and depend on a number of factors, including the final valuation of long-lived tangible and identified intangible assets acquired and liabilities assumed. The actual fair values of the assets acquired, liabilities assumed and resulting goodwill as a result of the NEC Transaction may differ materially from the adjustments set forth in the unaudited pro forma condensed combined financials. In accordance with ASC 805, acquisition-related transaction costs are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.
The unaudited pro forma condensed combined statement of operations for the six months ended December 29, 2023 and for the twelve months ended June 30, 2023 are presented as if the NEC Transaction had occurred on July 2, 2022.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies or cost savings that may result from the NEC Transaction and integration costs that may be incurred. The pro forma adjustments represent the Company’s best estimates and are based upon currently available information and certain adjustments, assumptions and estimates that the Company believes are reasonable under the circumstances.
There were no material transactions between the Company and NEC’s wireless transport business during the period presented. Accordingly, adjustments to eliminate transactions between the Company and NEC’s wireless transport business have not been reflected in the unaudited pro forma condensed combined financial information presented herein.

Note 1. Translation and Reclassification Adjustments
The unaudited pro forma condensed combined financial information contains adjustments to translate the historical financial statements of NEC’s wireless transport business from JPY to USD and to reflect certain reclassifications to align to the Company’s financial statement presentation.
Translation: This column represents the translation from JPY to USD using the applicable historical exchange rates for the period presented.
The historical financial statements of NEC’s wireless transport business and related pro forma adjustments were translated from JPY to USD using the following historical exchange rates:

JPY to USD
Statement of operations:
Average exchange rate from July 1, 2023 through November 30, 2023	146.62
Average exchange rate for the twelve months ended March 31, 2023	135.45
Reclassification: This column represents the adjustments that have been applied to conform the historical financial statements of NEC’s wireless transport business to the Company’s financial statement presentation. The italicized rows include the financial statement line presented in the historical financial statements of NEC’s wireless transport business.

Unaudited Condensed Combined Statement of Operations Adjustments
From July 1, 2023 through November 30, 2023

	NEC’s Wireless Transport Business (Historical)	Translation	Reclassification	NEC’s Wireless Transport Business (Adjusted)
	JPY in millions	USD in thousands	USD in thousands	USD in thousands
Revenues	¥—	$—	$84,977	$84,977
Net Revenues	12,459	84,977	(84,977)	—
Cost of revenues	—	—	53,030	53,030
Cost of Sales	7,775	53,030	(53,030)	—
Gross margin	4,684	31,947	—	31,947
Research and development	994	6,780	—	6,780
Selling and administrative	—	—	14,999	14,999
Selling, general and administrative	2,199	14,999	(14,999)	—
Restructuring charges	—	—	—	—
Operating income	1,491	10,168	—	10,168
Other expense, net	196	1,336	—	1,336
Income before income taxes	1,295	8,832	—	8,832
Provision for income taxes	571	3,895	—	3,895
Net income	¥724	$4,937	$—	$4,937

Unaudited Condensed Combined Statement of Operations Adjustments
For the Twelve Months Ended March 31, 2023

	NEC’s Wireless Transport Business (Historical)	Translation	Reclassification	NEC’s Wireless Transport Business (Adjusted)
	JPY in millions	USD in thousands	USD in thousands	USD in thousands
Revenues	¥—	$—	$188,645	$188,645
Net Revenues	25,552	188,645	(188,645)	—
Cost of revenues	—	—	138,117	138,117
Cost of Sales	18,708	138,117	(138,117)	—
Gross margin	6,844	50,528	—	50,528
Research and development	1,971	14,551	—	14,551
Selling and administrative	—	—	38,649	38,649
Selling, general and administrative	5,235	38,649	(38,649)	—
Restructuring charges	—	—	—	—
Operating loss	(362)	(2,672)	—	(2,672)
Other income, net	(299)	(2,207)	—	(2,207)
Loss before income taxes	(63)	(465)	—	(465)
Provision for income taxes	—	—	—	—
Net loss	¥(63)	$(465)	$—	$(465)

Note 2. Transaction Accounting and Financing Adjustments
The NEC Transaction will be accounted for as a business combination using the acquisition method of accounting. The assets acquired and liabilities assumed will be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
(A) To reflect the increase to cost of revenues as a result of the preliminary estimated $4.86 million step-up in fair value of the acquired inventory related the NEC Transaction. The adjustment represents a ratable increase to cost of revenues for the periods disclosed, based on expectations that the inventory will be sold within two years of the acquisition date.

(In thousands)	From July 1, 2023 through November 30, 2023	For the twelve months ended June 30, 2023
Inventory fair value adjustment	$1,013	$2,431
(B) To reflect estimated amortization expense based on the preliminary estimated fair values of the acquired identifiable finite-lived intangible assets related to the NEC Transaction:

(In thousands except useful life)	Estimated useful life in years	Preliminary estimated fair value	Amortization expense from July 1, 2023 through November 30, 2023	Amortization expense for the twelve months ended June 30, 2023
Customer relationships	15	$3,800	$106	$253
Technology	7	1,800	107	257
Total		$5,600	$213	$510
(C) The following adjustments reflect the estimated interest expense and amortization of debt issuance costs to be incurred by the Company as a result of the term loan borrowings used to fund the cash portion of the consideration due for the NEC Transaction. Outstanding borrowings under the term loan bear interest at the adjusted Secured Overnight Financing Rate (“SOFR”) plus the applicable margin. The term loan matures five years from the date of issuance and has scheduled quarterly principal payments. For the purposes of estimating the pro forma interest expense, the Company used the historical 90 day average SOFR for the periods presented, plus an applicable margin of 2.50%. The amortization of debt issuance costs is recognized on a straight-line basis through the maturity of the term loan.

(In thousands except percentages)	Beginning principal balance as of July 1, 2023	Interest rate	Interest expense from July 1, 2023 through November 30, 2023
Interest expense on term loan	$48,125	7.59% — 7.86%	$1,537
Amortization of debt issuance costs	398		41
			$1,578

(In thousands except percentages)	Beginning principal balance as of July 2, 2022	Interest rate	Interest expense for the twelve months ended June 30, 2023
Interest expense on term loan	$50,000	3.29% — 7.10%	$2,632
Amortization of debt issuance costs	497		99
			$2,731

(D) To reflect estimated transaction costs of $1.27 million incurred or expected to be incurred by the Company in relation to the NEC Transaction. Total estimated transaction costs are $10.57 million, of which $9.30 million are included in the Company’s historical financial statements. Transaction costs primarily include legal, accounting and auditing, and other professional fees.
(E) This reflects the income tax effect of the pro forma transaction accounting and financing adjustments at an estimated combined tax rate of 26%, which is based on applicable statutory tax rates for the jurisdictions in which the Company operates.

Note 3. Net Income Per Share
(A) The following table sets forth the pro forma basic and diluted net income per share. The weighted average number of basic and diluted common shares outstanding includes the impact of the 736,750 common shares issued as a portion of the consideration transferred to NEC at the closing of the NEC Transaction. The pro forma impact to the weighted average number of basic and diluted common shares outstanding assumes the issuance occurred on July 2, 2022.

(In thousands except per share amounts)	Six months ended December 29, 2023	Twelve months ended June 30, 2023
Numerator:
Pro forma combined net income	$9,729	$5,925

Denominator:
Historical weighted-average shares outstanding, basic	11,788	11,358
Pro forma adjustment for shares issued	737	737
Weighted-average shares outstanding, basic	12,525	12,095
Historical weighted-average shares outstanding, diluted	12,093	11,855
Pro forma adjustment for shares issued	737	737
Weighted-average shares outstanding, diluted	12,830	12,592

Pro forma combined net income per share:
Basic	$0.78	$0.49
Diluted	$0.76	$0.47